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                                                                     EXHIBIT 4.3

                                UNIT CERTIFICATE

CUSIP NO.:_____________
                                                                  _________Units

                           Q COMM INTERNATIONAL, INC.
                  ORGANIZED UNDER THE LAWS OF THE STATE OF UTAH
               EACH UNIT CONSISTING OF TWO SHARES OF COMMON STOCK,
     $.001 PAR VALUE, AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT



or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of two shares of common stock, $.001 par value (the "Common Stock"), of Q Comm International, Inc. (the "Company") and one warrant to purchase one share of Common Stock (the "Unit Warrant"). On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate cannot be traded separately. Each Unit will automatically separate into two shares of Common Stock and one Unit Warrant as of the close of business on ______________________, 2003 [thirty days after the consummation of the public offering of the Units] or such earlier date as shall be determined by _____________, the representative of the several underwriters offering the Units (the "Separation Time"). The Common Stock and the Unit Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which the principal exchange on which the Company's stock trades is open for trading. The Unit Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of ______________, 2003 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as Transfer Agent (the "Transfer Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of the Unit Warrant evidenced hereby and to the exercise price of such Unit Warrant in certain events therein set forth.

         Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Transfer Agent or may be obtained upon written request addressed to the Company at 1145 South 1680 West, Orem, Utah 84058-4930,
Attention: Chief Financial Officer.



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         This Unit Certificate is not valid unless countersigned by the Transfer
Agent of the Company.

         IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly executed manually or in facsimile by two of its duly authorized officers.

        Dated:_____________________________        Q COMM INTERNATIONAL, INC.

                                                    By:
                                                        ------------------------
                                                        Chief Executive Officer

Attest: _____________________________
         Secretary

Countersigned

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038

By:      ________________________________
         Authorized Signature


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                           Q COMM INTERNATIONAL, INC.

         The Registered Holder hereby is entitled, at any time, to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing two shares of Common Stock, for each Unit represented by this Unit Certificate and one Warrant Certificate representing one Unit Warrant, for each Unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Transfer Agent and Registrar together with any documentation required by such agent.

         REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE TRANSFER AGENT AND REGISTRAR, AMERICAN stock transfer & trust company.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.
         TEN COM  as tenants in common
         TEN ENT  as tenants by the entireties
         JT TEN as joint tenants with rights of survivorship and not as tenants in common COM PROP as community property

UNIF GIFT MIN ACT                  _________________ Custodian  ________________
                                            (Cust)                  (minor)
                                   under Uniform Gifts to Minors Act

                                   ------------------------------------------
                                                              (State)

UNIF TRF MIN ACT                   _________________ Custodian  ________________
                                   (Cust)                           (minor)
                                   under Uniform Gifts to Minors Act 3

                                   ------------------------------------------
                                                 (State)


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                               FORM OF ASSIGNMENT
                       (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder
(------------------------)
(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

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               (Please Print Name and Address including Zip Code)

Units evidenced by the within Unit Certificate, and irrevocably constitutes and appoints _____________________________________________________________ attorney to transfer this Unit Certificate on the books of Q Comm International, Inc. with the full power of substitution in the premises.

Dated:   __________________, ________
Signature: __________________________________
(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

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The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.